UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K/A
                  Amendment No. 1 to Current Report on Form 8-K
           Dated February 13, 1997 Reporting Event of January 31, 1997

                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                January 31, 1997


                            CORNELL CORRECTIONS, INC.
             (Exact name of registrant as specified in its charter)

                                     1-14472
                            (Commission File Number)

           DELAWARE                                        76-0433642
 (State or other jurisdiction                           (I.R.S. Employer
       of incorporation)                              Identification Number)

                            4801 WOODWAY, SUITE #100E
                              HOUSTON, TEXAS 77056
              (Address of principal executive offices and zip code)

                                 (713) 623-0790
               (Registrants telephone number, including area code)

         The undersigned registrant hereby amends the following items of its Current Report on Form 8-K dated February 13, 1997, reporting an event
         on January 31, 1997 as set forth in the pages attached hereto:

                    Item 7. Financial Statements and Exhibits

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this document to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         CORNELL CORRECTIONS, INC.

                                         By: /S/ STEVEN W. LOGAN
                                             Steven W. Logan
Date: April 11, 1997                         Chief Financial Officer, Treasurer
                                             and Secretary

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

             Interventions Co. Audited Financial Statements
                 Balance Sheet as of December 31, 1996
                 Statement of Operations for the Year Ended December 31, 1996 Statement of Cash Flows for the Year Ended December 31, 1996 Notes to Financial Statements

    (B)  PRO FORMA FINANCIAL INFORMATION.

                 Cornell Corrections, Inc. Pro Forma Condensed Consolidated Financial Statements (unaudited)
                 Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1996
                 Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year
                 Ended December 31, 1996
                 Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Cornell Corrections, Inc.:

We have audited the accompanying balance sheet of Interventions Co. as of December 31, 1996, and the related statements of operations and cash flows for the year then ended. These financial statements are the responsibility of Interventions Co.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Interventions Co. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 19, 1997

                                INTERVENTIONS CO.

                        BALANCE SHEET--DECEMBER 31, 1996

                                 (In Thousands)

                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                 $696
  Accounts receivable, net of allowance of $584                            1,659
  Prepaids and other                                                          78
                                                                           -----

                          Total current assets                             2,433

PROPERTY AND EQUIPMENT, net                                                3,047

INVESTMENTS                                                                1,298
                                                                          ------
                          Total assets                                    $6,778
                                                                          ======
                           LIABILITIES AND NET ASSETS

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities                                  $372
  Notes payable                                                            2,250
                                                                          ------
                          Total current liabilities                        2,622

LONG-TERM LIABILITIES                                                         77

CONTINGENCIES

NET ASSETS                                                                 4,079
                                                                          ------
                          Total liabilities and net assets                $6,778
                                                                          ======

    The accompanying notes are an integral part of this financial statement.

                                INTERVENTIONS CO.

                             STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                 (In Thousands)

REVENUES:
  Occupancy fees                                                          $7,168
  Other income                                                                76
                                                                          ------
                                                                           7,244

OPERATING EXPENSES                                                         5,608

DEPRECIATION                                                                 162

GENERAL AND ADMINISTRATIVE EXPENSES                                          644
                                                                          ------
INCOME FROM OPERATIONS                                                       830

INTEREST EXPENSE                                                           (173)

UNREALIZED APPRECIATION FROM INVESTMENTS                                     227

INVESTMENT INCOME                                                             73
                                                                          ------
INCOME                                                                      $957
                                                                          ======
    The accompanying notes are an integral part of this financial statement.

                                INTERVENTIONS CO.

                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                 (In Thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Income                                                                   $ 957
  Adjustments to reconcile income to net cash provided by operating activities-
   Depreciation                                                              162
   Provision for write-down of assets                                         11
   Unrealized appreciation from investments                                (227)
   Change in assets and liabilities-
     Increase in accounts receivable                                       (115)
     Decrease in prepaids and other                                          134
     Decrease in accounts payable and accrued liabilities                  (298)
     Increase in long-term liabilities                                        77
                                                                          ------

                     Net cash provided by operating activities               701
                                                                          ------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                   (2,717)
  Purchases of investments                                                 (170)
                                                                          ------
                     Net cash used in investing activities               (2,887)
                                                                         -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable                                              2,250
  Payments on notes payable                                                 (50)
                                                                          ------

                     Net cash provided by financing activities             2,200
                                                                          ------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                     14

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                             682
                                                                          ------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                 $ 696
                                                                           =====

SUPPLEMENTAL CASH FLOW DISCLOSURE:
  Interest paid during the period                                          $ 168
                                                                           =====

      The accompanying notes are an integral part of this financial statement.

                                INTERVENTIONS CO.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1996



1. BUSINESS, ORGANIZATION
   AND BASIS OF PRESENTATION:

Interventions Co. (Interventions), a Texas nonprofit corporation, was formed in 1991 and currently provides chemical dependency treatment services for adult probationers for Dallas County, Texas, transitional living services for Bexar County, Texas, youth and residential care to homeless adolescents in San Antonio (Bexar County), Texas.

In January 1997, Cornell Corrections, Inc. (collectively with its subsidiaries, "the Company"), acquired substantially all of the assets and liabilities of Interventions for $6.0 million which included the assumption of $2.3 million of notes payable and $230,000 of transaction costs. The Company provides to governmental agencies the integrated development, design, construction and operation of correctional facilities. The accompanying financial statements were prepared in connection with the sale of assets to the Company.

2. SUMMARY OF SIGNIFICANT
   ACCOUNTING POLICIES:

The financial statements of Interventions have been prepared on the accrual basis. The significant accounting policies followed are described below.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, Interventions considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Interventions maintains cash balances at several financial institutions in Texas. Accounts are insured up to $100,000 by the Federal Deposit Insurance Corporation. At December 31, 1996, the uninsured cash balances totaled $399,000.

ACCOUNTS RECEIVABLE

Accounts receivable primarily consist of receivables from Dallas County, Texas, Bexar County, Texas, and the state of Texas.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost; donated property and equipment are recorded at the estimated fair market value on the date of donation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs that do not improve or extend the life of the respective assets are expensed as incurred.

FEDERAL INCOME TAXES

Interventions is exempt from federal income tax under Section 501(c)(3) of the Internal Revenue Code. Interventions had no unrelated business income during the year ended December 31, 1996. Accordingly, no provision for income taxes is made in the accompanying financial statements.

REVENUE RECOGNITION

Occupancy fees are principally derived from billings to government agencies which pay per diem rates based upon the number of occupant days for the period. Revenues are recognized as services are provided.

USE OF ESTIMATES

Interventions' financial statements are prepared in accordance with generally accepted accounting principles (GAAP). Financial statements prepared in accordance with GAAP require the use of management estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Additionally, management estimates affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BUSINESS CONCENTRATION

Contracts with governmental agencies account for substantially all of Interventions' revenues.

FINANCIAL INSTRUMENTS

Interventions considers the fair value of all financial instruments not to be materially different from their carrying values at December 31, 1996, based on management's estimate of Interventions' ability to borrow funds under terms and conditions similar to those of the existing debt.

EMPLOYEE BENEFIT PLAN

Eligible employees of Interventions may make voluntary contributions to a 403(b) tax-sheltered annuity program. Interventions does not contribute to the program.

3. INVESTMENTS:

In 1996, Interventions adopted Statement of Financial Accounting Standards
(SFAS) No. 124, "Accounting for Certain Investments Held by Not-for-Profit Organizations." Under SFAS No. 124, investments in equity securities with readily determinable fair values and all investments in debt securities are reported at their fair values with net unrealized appreciation and depreciation included in the statement of operations. The effect of SFAS No. 124 on Interventions' net assets for 1996 was an increase of $227,000 from what would have been reported under prior accounting principles.

Cost basis for sales of investments is determined by specific identification. Expenses relating to investment revenues, including custodial fees and investment advisory fees, were approximately $16,000. These expenses have been netted against investment revenues in the accompanying statement of operations.

4. PROPERTY AND EQUIPMENT:

At December 31, 1996, property and equipment consisted of the following (in thousands):

                                     Estimated
                                    LIFE IN YEARS          AMOUNT

Land                                    -                  $ 675
Buildings and improvements             2-40                2,155
Furniture, fixtures and equipment      3-10                  316
Vehicles                                  3                  223
                                                           ------
                                                           3,369
Less- Accumulated depreciation                               322
                                                           ------
                                                           $3,047
                                                           ======
5. NOTES PAYABLE:

At December 31, 1996, Interventions had a $1,000,000 note payable to a bank. The note is secured by an investment account held at a financial institution and requires monthly interest payments at the prime interest rate, 8.25 percent at December 31, 1996. Interventions also had a $1,250,000 note payable to a third party in connection with the purchase of property in 1996. The note accrues interest at 10 percent, payable monthly, and is secured by the deed of trust of the related property. In connection with the Company's acquisition of Interventions, both notes and all accrued interest were repaid in January 1997.

6. LEASE OBLIGATIONS:

Interventions leases certain administrative and program facilities under operating lease agreements that expire September 30, 1997. Future minimum lease obligations are approximately $28,000 through September 1997. Interventions incurred rent expense of approximately $31,000 in 1996.

7. CONTINGENCIES:

Interventions performed services under contracts with the Texas Commission on Alcohol and Drug Abuse (TCADA) and the Private Industry Council of Dallas (PIC), which are governed by various rules and regulations of the respective agencies. Costs charged to the respective programs are subject to audit and adjustment by the agencies; therefore, to the extent that Interventions has not complied with the rules and regulations governing the contracts, if any, refunds of any funds received may be required and the collectibility of any related receivable at December 31, 1996, may be impaired.

During 1995 and 1996, the state of Texas conducted an audit of TCADA and the contractors which it funded during the years 1993 through 1995. Statewide allegations of improper costs charged to TCADA programs are currently being disposed of in arbitration while TCADA has been in conservatorship. During the audit of Interventions, its former management company, BHS Management Corp.
(BHS), did not provide all documentation requested by the state auditors. Subsequent to receiving the summary of findings and questioned costs, Interventions obtained and presented information to satisfy audit questions except for $245,000 of management fees charged by BHS to the programs and $35,000 of other costs. Interventions has recorded a reserve for this $280,000 and is seeking collection of these amounts from TCADA or, in the alternative, through recovery by claim against BHS or its insurance carrier.

Interventions is not aware of any other contingent liabilities relating to compliance with the rules and regulations governing the respective contracts; therefore, no provision has been recorded in the accompanying financial statements for such contingencies.

                            CORNELL CORRECTIONS, INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed consolidated balance sheet as of December 31, 1996 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1996, reflect the consolidated financial position and results of operations, respectively, of Cornell Corrections, Inc. and subsidiaries ("Company") as if the acquisition of the assets of Interventions Co. by Cornell Corrections of Texas, Inc., a wholly owned subsidiary of the Company, had occurred, in the case of the balance sheet, on December 31, 1996, and in the case of the statement of operations, on January 1, 1996.

    The pro forma financial statements are based on certain assumptions and preliminary estimates which are subject to change. These statements do not purport to be indicative of the consolidated results of operations of the Company that might of occurred, nor are they necessarily indicative of the Company's results of operations in the future.

                            CORNELL CORRECTIONS, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1996
                                 (IN THOUSANDS)


                                                    HISTORICAL
                                       ------------------------------------
                                            CORNELL                            PRO FORMA
                                       CORRECTIONS, INC.   INTERVENTIONS CO.  ADJUSTMENTS      PRO FORMA
                                            -------            -------         ---------        --------
ASSETS
Cash and cash equivalents.................  $ 4,874            $   696       $  (3,773)(1)     $  1,339
                                                                                  (458)(2)
Accounts receivable, net..................    4,976              1,659             (22)(2)        6,613
Other current assets......................    2,583                 78              --            2,661
                                            -------            -------         ---------        --------
    Total current assets..................   12,433              2,433          (4,253)          10,613
Property and equipment, net...............   26,074              3,047           1,452 (3)       30,573
Goodwill, net.............................    5,864                 --              --            5,864
Other assets..............................    2,453              1,298          (1,298)(2)        2,453
                                            -------            -------         ---------        --------
      Total assets........................  $46,824            $ 6,778       $  (4,099)        $ 49,503
                                            =======            =======         =========        ========

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities..  $ 4,403            $   372       $     230 (4)     $  5,005
Current portion of long-term debt.........      283              2,250            (250)(5)        2,283
                                            -------            -------          ---------       --------
    Total current liabilities.............    4,686              2,622             (20)           7,288
Long-term, net of current portion.........      462                 --              --              462
Other long-term liabilities...............      625                 77              --              702
Total equity..............................   41,051              4,079          (4,079)(6)       41,051
                                            -------            -------         ---------        --------
      Total liabilities and stockholders'
      equity..............................  $46,824          $   6,778     $    (4,099)    $     49,503
                                            =======           =========      ===========    ============

The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial statement.

                            CORNELL CORRECTIONS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                       HISTORICAL
                                       ------------------------------------
                                            CORNELL                            PRO FORMA
                                       CORRECTIONS, INC.   INTERVENTIONS CO.  ADJUSTMENTS   PRO FORMA
                                            -------            -------       ---------       --------
REVENUES:
    Occupancy fees........................  $31,877            $ 7,168       $      --       $ 39,045
    Other income..........................      450                 76              --            526
                                            -------            -------       ---------       --------
                                             32,327              7,244               --         39,571
OPERATING EXPENSES........................   26,038              5,608              644 (7)     32,290
DEPRECIATION AND AMORTIZATION.............    1,390                162              (18)(8)      1,534
GENERAL AND ADMINISTRATIVE
    EXPENSES..............................    4,560                644             (644)(7)      4,560
                                            -------            -------        ---------       --------

INCOME FROM OPERATIONS....................      339                830               18          1,187
INTEREST EXPENSE..........................    2,810                173              (25)(9)      2,958
INVESTMENT INCOME.........................     (167)              (300)             300(10)       (167)
                                            -------            -------        ---------       --------

INCOME (LOSS) BEFORE PROVISION
    FOR INCOME TAXES......................   (2,304)               957             (257)        (1,604)
PROVISION FOR INCOME TAXES................       75                 --               73(11)        148
                                            -------            -------        ---------       --------

NET INCOME (LOSS).........................  $(2,379)           $   957        $    (330)      $ (1,752)
                                            =======            =======        =========       ========

LOSS PER SHARE............................  $  (.53)                                          $   (.39)
                                            =======                                           ========

NUMBER OF SHARES USED IN PER SHARE
    CALCULATION...........................    4,466                                              4,466
                                            =======                                           ========

The accompanying notes are an integral part of this unaudited pro forma condensed financial statement.

                            CORNELL CORRECTIONS, INC.
               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

1.  ACQUISITION OF INTERVENTIONS CO.

    On January 31, 1997, Cornell Corrections, Inc. (the "Company") acquired substantially all the assets and liabilities of Interventions Co. ("Interventions"). The Company paid an aggregate purchase price of $6,003,000 comprised of $3,523,000 in cash, $2,250,000 for the repayment of Interventions' outstanding notes payable, and $230,000 of transaction costs. The acquisition is being treated as a purchase for accounting purposes.

    The operations acquired from Interventions include (i) a 300 bed residential pre-release correctional center in Dallas County, Texas, (ii) various non-residential aftercare treatment programs for probationers in Dallas, Texas, and (iii) a 44 bed juvenile residential transitional living center program in San Antonio, Texas. In addition, the Company acquired from Interventions the 72,000 square foot, 150 bed capacity facility in San Antonio in which the juvenile transitional living center is operated.

    The Company financed the purchase with $2,000,000 of borrowings under the multiple advance term loan of the Company's 1996 Credit Facility, as amended, and the remainder with cash. The multiple advance term loan bears interest at prime plus 1.75%. The 1996 Credit Facility matures and all amounts, if any, outstanding thereunder will be due on December 31, 1997. The 1996 Credit Facility is secured by all of the Company's assets, including the stock of all the Company's subsidiaries.

2.  PRO FORMA ADJUSTMENTS AND MANAGEMENT ASSUMPTIONS

    The pro forma balance sheet assumes the acquisition had occurred on December 31, 1996 and the pro forma statement of operations assumes the acquisition had occurred on January 1, 1996. Permitted pro forma adjustments include only the effects of events directly attributable to a transaction that are factually supportable and expected to have a continuing impact. These pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company and Interventions as filed with the Securities and Exchange Commission.

    The following pro forma adjustments and management assumptions are reflected in the pro forma financial statements:

BALANCE SHEET

(1) Record the reduction in cash for the cash portion of the purchase price and for $250,000 for the net reduction of indebtedness.
(2) Record adjustments to eliminate Interventions' investments and receivable not acquired.
(3)    Record the estimated fair value of property and equipment acquired.
(4)    Record the transaction costs payable resulting from the acquisition.
(5) Record the net reduction of indebtedness for the repayment of Interventions' notes payable totaling $2,250,000 less the borrowings of $2,000,000 to fund the acquisition.
(6) Record the elimination of net assets of Interventions in connection with the acquisition.

STATEMENT OF OPERATIONS

(7) Record reclassification of Interventions' general and administrative expenses to operating expenses.
(8) Record adjustments to depreciation for revised basis in depreciable assets.
(9) Record adjustment to reduce interest expense for reduction in indebtedness.
(10) Record adjustment to eliminate investment income earned on investments not acquired.
(11) Record adjustments to record income tax effects of the foregoing adjustments.